Exhibit 5.1

Our ref      HLW\651969\4113365v1

Funtalk China Holdings Limited

South 3/F, Chang’An XingRong Center

No. 1 NaoShiKou Street, XiCheng District

Beijing 100031

People’s Republic of China

13 October 2010

Dear Sirs

FUNTALK CHINA HOLDINGS LIMITED (the “Company”)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, as amended to date (the “Registration Statement”), submitted with the Securities and Exchange Commission under the U.S. Securities Act of 1933 on 13 October 2010, relating to the offering by the Company of its ordinary shares of par value US$0.001 each (the “Shares”).  We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1                                         Documents Reviewed

For the purposes of this opinion, we have reviewed originals, copies or final drafts of the following documents:

1.1                                 the Certificate of Registration by way of Continuation dated 9 July 2009 and the Memorandum and Articles of Association of Association of the Company as registered on 9 July 2009 as amended on 26 November 2009 (the “ M&A”).

1.2                                 the written resolutions of the directors of the Company dated 9 July 2010 (the “Resolutions”);

1.3                                 a certificate from a Director of the Company addressed to this firm dated 13 October 2010, a copy of which is attached hereto (the “Director’s Certificate”);

1.4                                 a certificate of good standing dated 11 October 2010, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”); and

1.5                                 the Registration Statement.

2                                         Assumptions

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion at the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion.  In giving this opinion we have relied (without further verification) upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate as to matters of fact and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1                                 copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2                                 the genuineness of all signatures and seals; and

2.3                                 there is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations.

3                                         Opinions

The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions.

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                                 the Company was registered by way of continuation in the Cayman Islands as an exempted company with limited liability on 9 July 2009 and is validly existing under the laws of the Cayman Islands;

3.2                                 the authorised share capital of the Company is US$1,000,000 divided into 1,000,000,000 shares of par value US$0.001 each;

3.3                                 the issue and allotment of the Shares has been duly authorised. When allotted, issued and paid for as contemplated in the Registration Statement and registered in the register of members (shareholders) of the Company, the Shares will be legally issued and allotted, fully paid and non-assessable;

3.4                                 the statements under the heading “Description of Share Capital” of the Registration Statement insofar and to the extent that they constitute a summary or description of the laws and regulations of the Cayman Islands and a summary of the terms of the share capital and the memorandum and articles of association of the Company are true and correct in all respects and nothing has been omitted from such statements which would make them misleading in any material respect; and

3.5                                 the statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4                                         Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder

FUNTALK CHINA HOLDINGS LIMITED

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

To:                              Maples and Calder

53/F, The Center

99 Queen’s Road Central

Central, Hong Kong

13 October 2010

Dear Sirs

FUNTALK CHINA HOLDINGS LIMITED (the “Company”)

I, Dongping Fei, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law.  Capitalised terms used in this certificate have the meaning given to them in the Opinion.  I hereby certify that:

1                                          the M&A of the Company as adopted or registered on 9 July 2009 remain in full force and effect and are unamended save for the amendments made by special resolution passed on 26 November 2009;

2                                          the Resolutions were signed by all the directors in the manner prescribed in the Articles of Association of the Company;

3                                          the authorised share capital of the Company is US$1,000,000 divided into 1,000,000,000 shares of a nominal or par value of US$0.001 each;

4                                          the shareholders of the Company has not restricted or limited the powers of the directors in any way;

5                                          the Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

6                                          the directors of the Company at the date of the Resolutions and at the date hereof were and are as follows: Kuo Zhang, Dongping Fei, Alex Fan, Andrew Ryan, Linzhen Xie, Mofang Li, Michael Marks and Hua Yang.

7                                          you have been provided with complete and accurate copies of all minutes of meetings or written resolutions or consents of the shareholders and directors (or any committee thereof) of the Company (which were duly convened, passed and/or (as the case may be) signed and delivered in accordance with the Articles of Association of the Company) and the Certificate of Registration by way of Continuation, Memorandum and Articles of Association (as adopted on 9 July 2009 and as subsequently amended on 26 November 2009) and statutory registers of the Company;

8                                          the Shares have been (or will be) issued as fully paid and non-assessable and the Company has received (or will receive) payment therefore at the time of their issue;

9                                          each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion; and

10                                    to the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, not have any steps been taken to wind up the Company. Not has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:	/s/ Dongping Fei
Dongping Fei
Director